Exhibit 99.1

Demand Media Reports Second Quarter 2016 Results

•	Demand Media Properties Reach More Than 46 Million Unique Monthly Visitors in the US
•	Q2 Marketplaces Revenue Grows 28% Year-over-Year
•	Total Q2 Revenue of $24.4 Million

SANTA MONICA, CA – August 4, 2016 - Demand Media, Inc. (NYSE: DMD), a diversified Internet company comprised of several marketplaces and media properties, today reported financial results for the second quarter ended June 30, 2016.

“Q2 was another strong quarter for our Marketplace businesses, with Saatchi Art and Society6 both growing in revenue, traffic and conversion rates,” said Sean Moriarty, CEO of Demand Media. “In addition, Livestrong.com delivered its highest Q2 traffic of all time and increased revenue versus Q1.”

Financial Summary
(In millions, except per share amounts)

	Three months ended
	June 30,
	2016	2015
Marketplaces revenue	$13.4	$10.5
Content & Media revenue	11.0	19.3
Total revenue	$24.4	$29.8

Net income (loss)	$24.5	$(14.4)
Adjusted net loss(1)	$(5.1)	$(4.8)
Adjusted EBITDA(1)	$(5.2)	$(2.8)

EPS - basic	$1.20	$(0.73)
EPS - diluted	$1.18	$(0.73)
Adjusted EPS(1)	$(0.25)	$(0.24)

Net cash used in operating activities	$(3.4)	$(4.2)
Free cash flow(1)	$(4.0)	$(4.6)

(1)	These non-GAAP financial measures are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Q2 2016 Financial Summary:

Demand Media is comprised of two service offerings: Marketplaces and Content & Media.

“In Q2, our Marketplaces businesses grew to 55% of our total revenue and grew 28% year-over-year,” said Rachel Glaser, Demand Media’s CFO. “That growth, coupled with gradually increasing stability of our media businesses and streamlined corporate overhead costs, puts us on a great trajectory for 2017.”

For the second quarter of 2016:

•	Total revenue declined 18% year-over-year due to a 43% decline in Content & Media revenue partially offset by a 28% increase in Marketplaces revenue. On a pro forma basis eliminating the impact of the dispositions of the Cracked business and other non-strategic properties, total revenue declined 7% year-over-year.
•	Marketplaces revenue grew 28% year-over-year driven primarily by increased traffic, new product introductions and higher conversion rates.
•

Content & Media revenue declined 43% year-over-year driven primarily by the divestitures of certain online properties including Cracked, traffic declines to eHow and lower ad monetization yields. On a pro forma basis eliminating the impact of the dispositions of the Cracked business and certain other non-strategic properties, Content & Media revenue declined 30% year-over-year.

•

Adjusted EBITDA was $(5.2) million for the quarter, primarily reflecting the decline in higher margin Content & Media advertising revenue, partially offset by growth in Marketplaces and managed reductions in operating expenses other than product and marketing costs. On a pro forma basis eliminating the impact of the dispositions of the Cracked business and certain other non-strategic properties, Adjusted EBITDA was $(4.9) million for Q2 2016.

•	Cash and cash equivalents was $60.9 million at period end with no debt outstanding.
•

Demand Media continued to reduce operating costs during Q2, and also expects that the integration of its studioD business into its broader Content & Media business during the quarter will result in annualized savings of approximately $8 million.

Business Highlights:

•	On a consolidated basis, Demand Media’s properties reached more than 46 million unique visitors in the US in June 2016, including more than 33 million mobile visitors (source: June 2016 US comScore).

Marketplaces:

•

Society6 launched towels as a new product during Q2, as well as metal prints at the end of the quarter, and now has 32 products available for customization on the site. Society6 saw strong growth in revenue, traffic and conversion rates year-over-year, including an increase in the number of repeat customer transactions. Society6 ended Q2 with over 620,000 followers across social sites, primarily Facebook and Pinterest.

•

Saatchi Art continued to demonstrate strong growth in revenue, traffic and gross transaction value in Q2 versus the prior year. Both new customers and repeat customers increased more than 60% year-over-year, and traffic from social channels grew nearly 50%. During Q2, Saatchi Art introduced “all-inclusive pricing” and continued to increase Art Advisory sales, both of which helped lead to a significant lift in the conversion rate for the quarter. Saatchi Art ended the quarter with over 470,000 followers across social sites, primarily Facebook and Pinterest.

Content & Media:

•

eHow saw strong social growth during Q2, with followers increasing on Facebook and Pinterest, and ended Q2 with approximately 1.1 million followers across social sites, primarily Facebook and Pinterest. In June 2016, eHow Home ranked as the #6 Home property in the US among ad-supported websites, and eHow reached nearly 16 million unique visitors in the US across desktop and mobile platforms (source: June 2016 US comScore).
•

Livestrong.com revenue grew during Q2 as compared to Q1, driven by increasing revenue per one thousand visits, or RPVs, during the quarter. Traffic also grew year-over-year in multiple channels including search, email and social, resulting in the site’s highest Q2 traffic ever. Livestrong.com ended Q2 with over 580,000 followers across social sites, primarily Facebook and Pinterest. In June 2016, Livestrong.com ranked as the #4 Health property in the US among ad-supported websites, and Livestrong.com reached more than 25 million unique visitors in the US across desktop and mobile platforms (source: June 2016 US comScore).

•

studioD, which is comprised of the company’s content channels and custom content businesses, was realigned during Q2 to be better integrated within the company’s media operations. studioD will continue to create content for third-party brands and publishers, with the custom content business focused on creating sponsored content and integrated native advertising campaigns that include distribution of the custom content on the company’s owned and operated properties.

Operating Metrics:

	Three months ended
	June 30,
	2016	2015	% Change
Marketplaces Metrics:
Number of Transactions(1)	218,704	183,870	19%
Average Revenue per Transaction(2)	$61.31	$57.14	7%

Content & Media Metrics:
Visits(3) (in thousands)	645,142	896,846	(28)%
Revenue per Visit (RPV)(4)	$17.09	$21.48	(20)%

(1)	Number of transactions is defined as the total number of successfully completed Marketplaces transactions during the applicable period.
(2)	Average revenue per transaction is calculated by dividing Marketplaces revenue for a period by the number of transactions in that period.
(3)

Visits are defined as the total number of times users access the company’s content across (a) one of its owned and operated online properties and/or (b) one of its customers’ online properties, to the extent that the visited customer web pages are hosted by the company’s content services. In each case, breaks of access of at least 30 minutes constitute a unique visit.

(4)	RPV is defined as Content & Media revenue per one thousand visits.

Conference Call and Webcast Information

Demand Media will host a corresponding conference call and live webcast today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). To access the conference call, dial 877-201-0168 (US/CAN) or 647-788-4901 (International) and reference conference ID 52506900. To participate on the live call, analysts should dial-in at least 10 minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of Demand Media’s corporate website at http://ir.demandmedia.com and via replay beginning approximately two hours after the completion of the call.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Demand Media uses certain non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Demand Media’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the company’s management and board of directors to understand and evaluate the company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the company’s core operating results. Management also uses these measures to prepare and update the company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the company’s financial statements. Accordingly, the company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results in the same manner as management and in comparing operating results across periods and to those of Demand Media’s peer companies.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the company’s operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. In addition to the non-GAAP financial measures presented in this press release, the company is also providing certain pro forma financial information to reflect the dispositions of the Cracked business and certain other non-strategic properties. Investors and others are encouraged to review the company’s financial information in its entirety and not rely on a single financial measure.

The company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding interest (income) expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net income (loss) from time to time, principally comprised of depreciation and amortization, stock-based compensation and acquisition, disposition and realignment costs. Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the company’s businesses and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions in previous periods rather than day-to-day operating decisions.

The company defines Adjusted Net Income (Loss) as net income (loss) excluding the effect of certain non-cash items and other items not directly related to the operation of the company’s ongoing business, principally comprised of stock-based compensation; amortization of intangible assets; acquisition, disposition and realignment costs; and gains or losses on asset dispositions. Adjusted Net Income (Loss) is calculated using the application of a normalized effective tax rate. The company defines Adjusted Earnings Per Share (Adjusted EPS) as Adjusted Net Income (Loss) divided by the weighted average number of shares outstanding. Management believes that

Adjusted Net Income (Loss) and Adjusted EPS provide investors with additional useful information to measure the company’s financial performance, particularly from period to period, because they exclude certain non-cash and other expenses and gains that are not directly related to the operation of the company’s ongoing business.

The company defines Free Cash Flow as net cash provided by (used in) operating activities net of cash outflows from acquisition, disposition and realignment activities; capital expenditures to acquire property and equipment; and purchases of intangible assets. Management believes that Free Cash Flow provides investors with useful information to measure operating liquidity because it reflects the company’s underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. Free Cash Flow is used by management, and may also be useful for investors, to assess the company’s ability to generate cash flow for a variety of strategic opportunities, including reinvesting in the business, pursuing new business opportunities and potential acquisitions, paying dividends and repurchasing shares.

About Demand Media

Demand Media, Inc. (NYSE: DMD) is a diversified Internet company that builds platforms across its media (eHow and LIVESTRONG.COM) and marketplace (Society6 and Saatchi Art) properties to enable communities of creators to reach passionate audiences in large and growing lifestyle categories. In addition, Demand Media’s custom content solutions (studioD) and diverse advertising offerings help advertisers find innovative ways to engage with their customers. For more information about Demand Media, visit www.demandmedia.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements set forth in this press release include:  the company’s expectations regarding its trajectory for 2017; the company’s expectation that the integration of its studioD business into its broader Content & Media business will result in annualized savings of approximately $8 million; and the company’s plans that the studioD business will continue to create content for third-party brands and publishers, with the custom content business focused on creating sponsored content and integrated native advertising campaigns that include distribution of custom content on the company’s owned and operated properties. In addition, statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. These forward-looking statements involve risks and uncertainties regarding the company’s future financial performance, and are based on current expectations, estimates and projections about the company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Potential risks and uncertainties that could affect the company’s operating and financial results are described in Demand Media’s annual report on Form 10-K for the fiscal year ending December 31, 2015 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 1, 2016, as such risks and uncertainties are updated in Demand Media’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties include, among others: changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!, as well as possible future changes, and the impact such changes may have on visits and driving search traffic to the company’s online properties; the effects of shifting consumption of media content and online shopping from desktop to mobile; the potential impact on advertising revenue of lower ad unit rates, a reduction in online advertising spending, a loss of advertisers, lower advertising yields and/or increased availability of ad blocking software, particularly on mobile devices; the company’s dependence on material agreements with a specific business partner for a significant portion of its revenue; the impact on revenue and expenses of changes made to the company’s Content & Media properties that are intended to improve user experience and engagement; the company’s ability to attract new customers to its marketplaces and successfully grow its marketplaces business; the company’s ability to successfully expand its current lines of business and grow new lines of business; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; and the company’s ability to retain key personnel. From time to time, the company may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. The company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

# # #

(Tables Follow)

Investor and Media Contact:
Jeff Misthal SVP, Finance and Investor Relations
(310) 656-6253
IR@demandmedia.com

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue:
Service revenue	$12,430	$20,067	$26,935	$43,292
Product revenue	12,005	9,701	24,469	19,686
Total revenue	24,435	29,768	51,404	62,978
Operating expenses:
Service costs (exclusive of amortization of intangible assets shown separately below)(1)(2)(3)	6,676	9,550	14,847	19,699
Product costs	8,290	6,768	16,797	13,602
Sales and marketing(1)(2)(3)	7,254	4,947	13,249	9,741
Product development(1)(2)(3)	5,348	6,571	10,962	13,607
General and administrative(1)(2)(3)	7,422	9,234	15,952	18,583
Amortization of intangible assets	3,114	7,225	6,146	11,936
Total operating expenses	38,104	44,295	77,953	87,168
Loss from operations	(13,669)	(14,527)	(26,549)	(24,190)
Interest income	23	181	25	361
Interest expense	—	(71)	—	(142)
Other income, net	38,182	19	39,162	2,846
Income (loss) before income taxes	24,536	(14,398)	12,638	(21,125)
Income tax expense	(69)	(10)	(80)	(32)
Net income (loss)	$24,467	$(14,408)	$12,558	$(21,157)

Net income (loss) per share
Basic	$1.20	$(0.73)	$0.62	$(1.07)
Diluted	$1.18	$(0.73)	$0.61	$(1.07)

Weighted average number of shares
Basic	20,389	19,841	20,301	19,807
Diluted	20,679	19,841	20,518	19,807
__________________

(1) Depreciation expense included in the above line items:
Service costs	$864	$1,125	$2,328	$2,622
Sales and marketing	13	17	26	37
Product development	33	50	74	107
General and administrative	833	1,242	2,014	2,507
Total depreciation	$1,743	$2,434	$4,442	$5,273

(2) Stock-based compensation included in the above line items(3):
Service costs	$650	$310	$912	$624
Sales and marketing	233	153	441	352
Product development	517	461	916	1,179
General and administrative	1,119	965	2,169	1,969
Total stock-based compensation	$2,519	$1,889	$4,438	$4,124

(3) Certain prior period amounts relating to personnel costs (including stock-based compensation) have been reclassified to conform to the current period presentation, resulting in the following changes in our condensed consolidated statements of operations for the three and six month periods ended June 30, 2015, respectively: (i) decreases of $0.7 million and $1.7 million in general and administrative expense; (ii) increases of $0.5 million and $1.2 million in product development expense; (iii) increases of $0.2 million and $0.4 million in sales and marketing expense; and (iv) increases of less than $0.1 million and $0.2 million in service costs.

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$60,927	$38,570
Accounts receivable, net	7,201	10,469
Prepaid expenses and other current assets	3,470	4,989
Total current assets	71,598	54,028
Property and equipment, net	11,980	14,568
Intangible assets, net	15,194	21,332
Goodwill	10,358	10,358
Other assets	4,950	1,173
Total assets	$114,080	$101,459

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,838	$1,973
Accrued expenses and other current liabilities	12,651	15,169
Deferred revenue	2,456	2,933
Total current liabilities	16,945	20,075
Deferred tax liability	—	551
Other liabilities	1,683	1,713
Commitments and contingencies
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	509,379	505,603
Accumulated other comprehensive loss	(93)	(91)
Treasury stock	(30,767)	(30,767)
Accumulated deficit	(383,069)	(395,627)
Total stockholders’ equity	95,452	79,120
Total liabilities and stockholders’ equity	$114,080	$101,459

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Cash flows from operating activities
Net income (loss)	$24,467	$(14,408)	$12,558	$(21,157)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	4,857	9,659	10,588	17,209
Stock-based compensation	2,519	1,889	4,438	4,124
Gain on disposal of businesses and online properties	(38,176)	—	(39,149)	(2,908)
Other	133	199	102	199
Change in operating assets and liabilities:
Accounts receivable, net	1,246	1,455	3,118	4,360
Prepaid expenses and other current assets	167	(132)	629	(394)
Other long-term assets	(5)	(94)	(17)	(132)
Accounts payable	33	(1,284)	(20)	(3,858)
Accrued expenses and other liabilities	1,296	(1,468)	(2,379)	(3,903)
Deferred revenue	78	(10)	(153)	(149)
Net cash used in operating activities	(3,385)	(4,194)	(10,285)	(6,609)
Cash flows from investing activities
Purchases of property and equipment	(1,059)	(814)	(2,539)	(2,586)
Purchases of intangible assets	—	(37)	(4)	(56)
Cash received from disposal of businesses and online properties, net of cash disposed	35,256	—	35,906	3,831
Other	17	50	184	205
Net cash provided by (used in) investing activities	34,214	(801)	33,547	1,394
Cash flows from financing activities
Proceeds from exercises of stock options and purchases under ESPP	90	122	91	248
Net taxes paid on restricted stock units and options exercised	(502)	(151)	(994)	(440)
Other	—	8	—	(112)
Net cash used in financing activities	(412)	(21)	(903)	(304)
Effect of foreign currency on cash and cash equivalents	(3)	(15)	(2)	(9)
Change in cash and cash equivalents	30,414	(5,031)	22,357	(5,528)
Cash and cash equivalents, beginning of period	30,513	47,323	38,570	47,820
Cash and cash equivalents, end of period	$60,927	$42,292	$60,927	$42,292

Demand Media, Inc. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Adjusted EBITDA:
Net income (loss)	$24,467	$(14,408)	$12,558	$(21,157)
Add (deduct):
Income tax expense	69	10	80	32
Interest (income) expense, net	(23)	(110)	(25)	(219)
Other (income) expense, net(1)	(38,182)	(19)	(39,162)	(2,846)
Depreciation and amortization(2)	4,857	9,659	10,588	17,209
Stock-based compensation(3)	2,519	1,889	4,438	4,124
Acquisition, disposition and realignment costs(4)	1,122	210	1,297	556
Adjusted EBITDA	$(5,171)	$(2,769)	$(10,226)	$(2,301)

Free Cash Flow:
Net cash used in operating activities	$(3,385)	$(4,194)	$(10,285)	$(6,609)
Purchases of property and equipment	(1,059)	(814)	(2,539)	(2,586)
Purchases of intangible assets	—	(37)	(4)	(56)
Acquisition, disposition and realignment cash flows(4)	466	435	832	1,607
Free Cash Flow	$(3,978)	$(4,610)	$(11,996)	$(7,644)

Adjusted Net Loss:
Net income (loss)	$24,467	$(14,408)	$12,558	$(21,157)
(a) Stock-based compensation(3)	2,519	1,889	4,438	4,124
(b) Amortization of acquisition related intangibles	1,373	1,461	2,749	3,401
(c) Content intangible assets removed from service(5)	431	3,092	432	3,092
(d) Acquisition, disposition and realignment costs(4)	1,122	210	1,297	556
(e) Gain on disposals(6)	(38,187)	—	(39,160)	(2,908)
Income tax effect of items (a) - (e) & application of 38% statutory income tax rate to pretax income	3,187	2,953	6,770	4,918
Adjusted Net Loss	$(5,088)	$(4,803)	$(10,916)	$(7,974)

Adjusted EPS	$(0.25)	$(0.24)	$(0.54)	$(0.40)
Shares used to calculate adjusted EPS	20,389	19,841	20,301	19,807

(1) Primarily consists of income from the disposition of certain businesses, including Cracked, and online properties.

(2) Represents depreciation expense of the company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets as included in the company’s GAAP results of operations.

(3) Represents the fair value of stock-based awards granted to employees, as included in the company’s GAAP results of operations.

(4) Represents such items, when applicable, as (a) legal, accounting and other professional fees directly attributable to acquisition, disposition or corporate realignment activities and (b) employee severance and other payments attributable to acquisition, disposition or corporate realignment activities.

(5) Represents accelerated amortization expense resulting from the company’s decision to remove certain content assets from service.

(6) Represents the gain on sale from the disposition of certain businesses and online properties.

Demand Media, Inc. and Subsidiaries

Reconciliations of Pro forma Financial Measures

(In thousands)

	Three months ended June 30, 2016	Pro forma Adjustments(1)	Pro forma Three months ended June 30, 2016
Content & Media	$11,026	$(212)	$10,814
Marketplaces	13,409	—	13,409
Total Revenue	$24,435	$(212)	$24,223

	Three months ended June 30, 2015	Pro forma Adjustments(1)	Pro forma Three months ended June 30, 2015
Content & Media	$19,261	$(3,721)	$15,540
Marketplaces	10,507	—	10,507
Total Revenue	$29,768	$(3,721)	$26,047

(1) Represents revenue associated with the divested Cracked business and certain other divested non-strategic properties.

	Three months ended June 30,
	2016	2015
Adjusted EBITDA - Pro Forma:
Net income (loss)	$24,467	$(14,408)
Add (deduct):
Income tax expense	69	10
Interest (income) expense, net	(23)	(110)
Other (income) expense, net(1)	(38,182)	(19)
Depreciation and amortization(2)	4,857	9,659
Stock-based compensation(3)	2,519	1,889
Acquisition, disposition and realignment costs(4)	1,122	210
Adjusted EBITDA	$(5,171)	$(2,769)
Impact from disposals of businesses and online properties(5)	224	(1,880)
Adjusted EBITDA - Pro Forma	$(4,947)	$(4,649)

(1) Primarily consists of income from the disposition of certain businesses, including Cracked, and online properties.

(2) Represents depreciation expense of the company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets as included in the company’s GAAP results of operations.

(3) Represents the fair value of stock-based awards granted to employees, as included in the company’s GAAP results of operations.

(4) Represents such items, when applicable, as (a) legal, accounting and other professional fees directly attributable to acquisition, disposition or corporate realignment activities and (b) employee severance and other payments attributable to acquisition, disposition or corporate realignment activities.

(5) Consists of the following pro forma adjustments associated with the divested Cracked business and certain other divested non-strategic properties (amounts in thousands): (i) for the three months ended June 30, 2016, (a) net loss of $1,007, and (b) stock-based compensation of $783; and (ii) for the three months ended June 30, 2015, (a) net income of $1,607; (b) depreciation and amortization of $144; and (c) stock-based compensation of $129.